UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2021

 Consolidated Edison, Inc.
(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place,	New York,	New York	10003
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 460-4600

 Consolidated Edison Company of New York, Inc.
(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place,	New York,	New York	10003
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 460-4600
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc.,	ED	New York Stock Exchange
Common Shares ($.10 par value)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is a combined report being filed separately by two different registrants: Consolidated Edison, Inc. (“Con Edison”) and Consolidated Edison Company of New York, Inc. (“Con Edison of New York”). Con Edison of New York is a wholly-owned subsidiary of Con Edison and, as such, the information in this Current Report about Con Edison of New York also applies to Con Edison. Con Edison of New York makes no representation as to the information contained in this Current Report relating to Con Edison or the subsidiaries of Con Edison other than itself.

ITEM 8.01	OTHER EVENTS

On November 18, 2021, the New York State Public Service Commission (“NYSPSC”) issued an order establishing a surcharge recovery mechanism for Con Edison of New York to collect $43.213 million and $7.152 million for electric and gas, respectively, of late payment charges and fees that were not billed for the year ended December 31, 2020. In addition, Con Edison of New York has committed to use $7 million of these deferred late payment charges and fees toward addressing customer arrearages. Con Edison of New York began suspending late payment charges and fees in March 2020 due to the COVID-19 pandemic and will begin recovering the uncollected charges and fees for the year ended December 31, 2020 commencing December 1, 2021 through December 31, 2022. The order also establishes a surcharge recovery or surcredit mechanism for any fee deferrals, subject to offsetting related savings resulting from the COVID-19 pandemic, for 2021 and 2022 starting in January of the subsequent year over a twelve-month period, respectively.

On November 18, 2021, the Board of Directors of Con Edison and the Board of Trustees of Con Edison of New York each elected Timothy Cawley as Chairman of the Board, effective January 1, 2022. Mr. Cawley will continue as President and Chief Executive Officer of Con Edison and Chief Executive Officer of Con Edison of New York. Mr. Cawley will succeed John McAvoy who will retire, effective January 1, 2022, as Chairman of the Boards of Con Edison and Con Edison of New York. Mr. McAvoy will remain a Director of Con Edison and a Trustee of Con Edison of New York. A copy of the press release announcing these matters is also filed herewith as Exhibit 99 and is incorporated by reference herein.

The information in this Current Report on Form 8-K includes forward-looking statements. Forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors including, but not limited to, those identified in reports Con Edison and Con Edison of New York have filed with the Securities and Exchange Commission.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit 99	Press Release, dated November 18, 2021
Exhibit 104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.
CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Joseph Miller
Joseph Miller
Vice President and Controller

Date: November 22, 2021

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